UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

SeaBright Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51124	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

         On March 10, 2008, the Compensation Committee of the Board of Directors of SeaBright Insurance Holdings, Inc. (the “Company”) approved the payment of annual bonus awards for the fiscal year ended December 31, 2007 to certain of the Company’s executive officers, including the Company’s Chief Executive Officer (the “CEO”), the Company’s Chief Financial Officer (the “CFO”) and the three most highly compensated executive officers other than the CEO and the CFO who were serving as executive officers at the end of the Company’s 2007 fiscal year (collectively, the “Named Executive Officers”). The following table sets forth the approved 2007 annual bonus awards, which were paid on March 14, 2008.

2007 Annual Bonus Award
John G. Pasqualetto	$ 586,625
Richard J. Gergasko	300,675
Joseph S. De Vita	261,000
Richard W. Seelinger	177,413
Jeffrey C. Wanamaker	166,782

        Additional information regarding the compensation of the Named Executive Officers will be set forth in the Company’s proxy statement for the 2008 annual meeting of stockholders, to be filed with the Commission not later than 120 days after December 31, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ Joseph S. De Vita
Joseph S. De Vita
Senior Vice President, Chief Financial Officer and Assistant Secretary

March 14, 2008